[LOGO OF RIGGS NATIONAL CORPORATION APPEARS HERE]

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement      [ ] Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive proxy statement

[ ] Definitive additional materials

[ ] Soliciting material pursuant to Rule 14a-11(c)or Rule 14a-12

                           RIGGS NATIONAL CORPORATION
                  (Name of Registrant as Specified in Charter)

               --------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X] $125 per Exchange Act Rule 0-11(c)(1)(ii),  14a-6(i)(1),  or 14a-6(i)(2) or
        Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy  pursuant to Exchange Act Rule
        14a-6(i)(3).

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies: _______________________

(2) Aggregate number of securities to
        which transaction applies:  __________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: ____________________________

(4) Proposed maximum aggregate value of transaction:  _________________

(5) Total fee paid:  __________________________________________________

[ ] Fee paid previously with preliminary materials.

- -------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number,or the form or schedule and the date of its filing.

(1)   Amount previously paid:  __________________________________________

(2)   Form, schedule or registration statement no.:  ____________________

(3)   Filing party:  ____________________________________________________

(4)   Date filed:  ______________________________________________________

[logo]

                          RIGGS NATIONAL CORPORATION
                        1503 Pennsylvania Avenue, N.W.
                            Washington, D.C. 20005


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 15, 1996

   Notice  is  hereby  given  that  the  Annual  Meeting  of  Shareholders  (the
"Meeting") of Riggs National Corporation (the "Corporation") will be held on Wednesday, May 15, 1996, at 9:30 a.m. local time, at the Riggs Technology Center, 5700 RiverTech Court, Riverdale, Maryland 20737, for the following purposes:

   1. To elect a board of directors for the ensuing year;

   2. To consider and act upon the Riggs National Corporation 1996 Stock Option Plan;

   3. To consider and act upon a shareholder proposal; and

   4. To consider and act upon any other matters that may properly be brought before the Meeting or any adjournment or postponement thereof.

   Shareholders of record at the close of business on March 31, 1996, will be entitled to vote at the Meeting or any adjournment or postponement thereof. Whether or not you contemplate attending the Meeting, please execute the enclosed proxy and return it in the enclosed postage-paid return envelope. You may revoke your proxy at any time prior to its exercise by written notice to the Assistant Secretary of the Corporation, by executing and delivering a proxy bearing a later date, or by attending the Meeting and voting in person.

   You are cordially invited to attend the Meeting in person.


                                   By Order of the Board of Directors



                                   /s/Mary B. LeMont
                                   ---------------------------------
                                   MARY B. LeMONT
                                   Assistant Corporate Secretary


April 15, 1996

[logo]

                          RIGGS NATIONAL CORPORATION
                        1503 Pennsylvania Avenue, N.W.
                            Washington, D.C. 20005

                               PROXY STATEMENT

                     ANNUAL MEETING OF SHAREHOLDERS TO BE
                             HELD ON MAY 15, 1996

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Riggs National Corporation (the "Board"), a Delaware corporation (the "Corporation"), to be used at the Annual Meeting of Shareholders of the Corporation (the "Meeting") to be held on Wednesday, May 15, 1996, at 9:30 a.m. local time, at the Riggs Technology Center, 5700 RiverTech Court, Riverdale, Maryland 20737, or at any adjournment or postponement thereof. The Corporation owns all of the outstanding stock of Riggs Bank National Association ("Riggs Bank N.A."), formerly known as The Riggs National Bank of Washington, D.C.

   Shareholders of record at the close of business on March 31, 1996, will be entitled to notice of, and to vote at, the Meeting. On the record date, the Corporation had 30,293,464 shares of Common Stock, par value $2.50 per share ("Common Stock"), outstanding and entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote. Under the applicable provisions of the Corporation's By-Laws and the Delaware General Corporation Law (the "Delaware GCL"), the presence, in person or by proxy, of the holders of a majority of the shares of Common Stock is necessary to constitute a quorum of the shareholders in order to elect Directors or take action on a proposal submitted to shareholders at a meeting of shareholders. For these purposes, Common Stock that is present or represented by proxy at the Meeting will be counted for quorum purposes regardless of whether the holder of the Common Stock or proxy fails to vote to elect Directors or to vote on a proposal or whether a broker with discretionary authority fails to exercise its discretionary voting authority with respect to such election or proposal.

   Once a quorum is established, under the applicable provisions of the Delaware GCL, in order for a Director to be elected, the Director must receive a plurality of the votes of the holders of the shares of Common Stock present in person or represented by proxy at the Meeting. For voting purposes, therefore, abstentions and "broker non-votes" will have no effect on the outcome of such election. With regard to the proposals to be presented to shareholders at the Meeting, such proposals must be approved by the affirmative vote of the holders of a majority of Common Stock present in person or represented by proxy at the Meeting and, for voting purposes, abstentions will be counted as "no" votes and "broker non-votes" will not be counted.

   This Proxy Statement and the accompanying proxy are dated and are being sent to shareholders on or about April 15, 1996. Shares of Common Stock represented by proxies that are properly executed and received in time for the Meeting will be voted in accordance with the shareholders' specifications. In the absence of specific instructions, executed proxies received in response to this solicitation will be voted for the election of the persons listed herein as directors, for adoption of the proposed Riggs National Corporation 1996 Stock Option Plan and against the shareholder proposal described herein. Should any other matters properly come before the Meeting, the persons named as Proxies will, unless otherwise specified in the proxy, vote upon such matters according to their discretion. A proxy may be revoked at any time prior to its exercise by written notice to the Assistant Secretary of the Corporation, by executing and delivering a proxy bearing a later date, or by attending the Meeting and voting in person.


   The Annual Report to Shareholders, including financial statements for the year ended December 31, 1995, is enclosed with this Proxy Statement.

                            ELECTION OF DIRECTORS

   At the Meeting, 24 directors (which will constitute the entire Board of Directors after the Meeting) are to be elected to hold office until the next Annual Meeting of Shareholders and until their respective successors have been elected and qualified. The shares of stock represented by properly executed proxies will be voted for the nominees named below unless otherwise specified on the proxy. It is not contemplated that any of the nominees will become unavailable to serve, but if that should occur before the Meeting, proxies that do not withhold authority to vote for directors may be voted for another nominee or nominees selected by the Board of Directors unless the Board votes to reduce the size of the Board to the actual number of nominees.


NOMINEES FOR DIRECTOR

   The following table sets forth (i) the name and age of each nominee, (ii) the year during which each nominee first became a director of the Corporation, (iii) the principal occupation and business experience of the nominee during the past five years, (iv) other directorships of companies and organizations held by the nominee, and (v) the number of shares of Common Stock beneficially owned by each nominee as of March 31, 1996. All nominees except Ms. Foley and Mr. Lex are currently directors of the Corporation. All current directors of the Corporation also serve as directors of Riggs Bank N.A. The table has been prepared from information obtained from the nominees.

                                                                                            COMMON STOCK
                                                                                          BENEFICIALLY OWNED
                                                                                          MARCH 31, 1996, AND
    NAME, AGE AND YEAR             PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE                 PERCENTAGE OF
    BECAME A DIRECTOR              IN LAST FIVE YEARS, OTHER DIRECTORSHIPS                   Class(1)
    -----------------              ---------------------------------------                   ----------

JOE L. ALLBRITTON          Chairman of the  Board and Chief Executive Officer of            10,610,000(2)
 Age 71                    the Corporation;  Chairman of the Board of Riggs Bank                  34.4%
 1981                      N.A.;  Chief  Executive  Officer  of Riggs  Bank N.A.
                           (1982-1993);  Chairman  of the  Board  and  owner  of
                           Perpetual    Corporation    which   owns   Allbritton
                           Communications Company (owner of television stations)
                           and  ALLNEWSCO,   Inc.  (news  programming  service);
                           Chairman  of the Board and  owner of  Westfield  News
                           Advertiser,  Inc.  (owner of television  stations and
                           newspapers);  Chairman  of the  Board  and  owner  of
                           University  Bancshares,   Inc.;  Trustee,  Georgetown
                           University;  Trustee,  National  Geographic  Society.

BARBARA B. ALLBRITTON      Director and Vice  Chairman of the Board,  University             2,581,732
 Age 58                    State  Bank;  Director,   Allbritton   Communications                   8.5%
 1991                      Company;   Director   and   Vice   President,   First
                           Charleston Corporation;  Director and Vice President,
                           WSET,  Incorporated;  Director  and  Vice  President,
                           Perpetual  Corporation;  Director and Vice President,
                           Jobaro  Corporation;  Director  and  Vice  President,
                           Perfin Corp.; Vice President, Allwin, Inc.; Director,
                           ALLNEWSCO, Inc.; Trustee, Baylor College of Medicine;
                           Director,  Blair  House  Restoration Fund; Director,
                           Foundation for the National  Archives.(3)

ROBERT L. ALLBRITTON       Director, Executive Vice President and Chief Operating            1,250,400(4)
 Age 27                    Officer, Allbritton Communications Company; Director,                    4.1%
 1994                      Perpetual Corporation;  Director, ALLNEWSCO, Inc.;
                           Director and Vice Chairman of the Board, University
                           Bancshares,Inc.; Director and Vice President, The
                           Allbritton Foundation; Director and President, Harrisburg
                           Television, Inc.; Director and Vice President,
                           Allbritton Group, Inc.; Director and President,
                           Allfinco, Inc.; Director, 78 Inc.; Director,
                           Allbritton News Bureau, Inc.; Director and President,
                           Allbritton Broadcast Corporation.

FRED L. BOLLERER           President and Chief  Executive Officer  of Riggs Bank               117,900(5)
 Age 53                    N.A.;  Executive   Vice  President,  General  Banking
 1994                      Group,  Riggs  Bank  N.A.  (1993-1994);  Chairman and
                           Chief  Executive   Officer,   First  American   Metro
                           Corporation (1989-1993).

                                                                                            COMMON STOCK
                                                                                          BENEFICIALLY OWNED
                                                                                          MARCH 31, 1996, AND
 NAME, AGE AND YEAR         PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE                       PERCENTAGE OF
 BECAME A DIRECTOR          IN LAST FIVE YEARS, OTHER DIRECTORSHIPS                         CLASS(1)
 -----------------          ---------------------------------------                         ----------

CALVIN CAFRITZ             President, Calvin  Cafritz  Enterprises  (investor in                 6,120(6)
 Age 65                    aviation, communications, and real estate); Chairman,
 1993                      President  and  Chief  Executive  Officer, Morris and
                           Gwendolyn  Cafritz  Foundation; Trustee, Federal City
                           Council;  Member,  Trustees'  Council of the National
                           Gallery  of  Art;  Director, Metropolitan Police Boys
                           and Girls Club.

CHARLES A. CAMALIER, III   Vice  President   and  Shareholder,   Wilkes,  Artis,                12,392(9)
 Age 44                    Hedrick & Lane, Chartered (law firm). (7), (8)
 1993

TIMOTHY C. COUGHLIN        President  of  the  Corporation;  President and Chief                40,625(10)
 Age 53                    Operating  Officer  of  Riggs  Bank N.A. (1985-1992);
 1988                      Chapter   member,  Protestant   Episcopal   Cathedral
                           Foundation;  Director,  Greater  Washington  Boys and
                           Girls Clubs; Trustee, Corcoran Gallery of Art.

RONALD E. CUNEO            President,  Wang   Federal,   Inc.  (federal  systems                18,450(11)
 Age 53                    integration); Senior   Vice  President,  Wang
 1994                      Laboratories, Inc. President and  Chief  Executive
                           Officer, HFS, Inc. (1990-1995);  General  Manager,
                           Honeywell Federal Systems, Inc. (1983-1990).

FLOYD E. DAVIS, III        President and Chief Executive Officer, Floyd E. Davis               192,776(12)
 Age 44                    Company (real estate management company); Director,
 1993                      Robert O. Scholz Foundation; Director, Floyd E. Davis
                           Family Foundation.(8)

JACQUELINE C. DUCHANGE     Vice  President, Four Seas Group, Inc. (international                 2,196(13)
 Age 48                    consulting   and  management  company);  Member,  St.
 1993                      Andrew's  Episcopal  School  Annual  Giving Board and
                           Advisory  Committee  for  Future  Site and Long Range
                           Planning.

MICHELA A. ENGLISH         President, Discovery  Enterprises Worldwide (consumer                 3,500
 Age 46                    products  subsidiary  for  diversified communications
 1993                      company); Senior  Vice President, National Geographic
                           Society (1991-1996); Trustee, Supreme Court Historical
                           Society; Director, Sweet Briar College.

JAMES E. FITZGERALD        Physician; Clinical Professor of Medicine, Georgetown                92,056(14)
 Age 70                    University  School  of  Medicine;  Director, National
 1984                      Capital Reciprocal Insurance Company; Member, Medical
                           Society of the District of Columbia.


HEATHER S. FOLEY           Attorney  and member of the District of Columbia Bar;                   400
 Age 55                    Chief  of  Staff  to the Speaker of the U.S. House of
 not presently a director  Representatives (1989-1994).

DAVID J. GLADSTONE         Chairman of  the  Board,  Chief Executive Officer and                   500
 Age 53                    Director,  Allied   Capital  Advisers,  Inc.,  Allied
 1993                      Capital  Corporation,  Allied Capital Corporation II,
                           Allied Capital Commercial Corporation, Allied Capital
                           Lending Corporation (small business lenders); Director,
                           President  and   Chief  Executive  Officer,  Business
                           Mortgage  Investments; Trustee, The George Washington
                           University.

LAWRENCE I. HEBERT         President  and  Director, Perpetual Corporation; Vice                11,000
 Age 49                    Chairman,   President   and    Director,   Allbritton
 1988                      Communications  Company;  Director,  ALLNEWSCO, Inc.;
                           President,  Westfield  News  Advertiser,  Inc.;  Vice
                           President,  University  Bancshares,  Inc.;  Director,
                           Allied Capital Corporation II.

MICHAEL J. JACKSON         Executive  Vice  President,  Marketing,  Service  and                   732
 Age 47                    Sales, Mercedes-Benz of North America, Inc.; Executive
 1993                      Vice President, EuroMotorcars (1979-1990).

                                3


                                                                                            COMMON STOCK
                                                                                          BENEFICIALLY OWNED
                                                                                          MARCH 31, 1996, AND
 NAME, AGE AND YEAR        PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE                         PERCENTAGE OF
 BECAME A DIRECTOR         IN LAST FIVE YEARS, OTHER DIRECTORSHIPS                            CLASS(1)
- -----------------          ---------------------------------------                            ----------

TIMOTHY A. LEX             Executive Vice President and Chief Operating  Officer                14,333(15)
 Age 38                    of Riggs Bank N.A.; Managing Director, Riggs AP Bank,
 not presently a director  Limited   and   General   Manager,    London   Branch
                           (1991-1995);  President and Chief Executive  Officer,
                           The  Riggs  National  Bank of  Virginia  (1988-1991);
                           President  and  Chief  Operating  Officer,  The Riggs
                           National Bank of Virginia and The Riggs National Bank
                           of Maryland (1995-1996); Director, various subsidiaries
                           of the Corporation.

LEO J. O'DONOVAN, S.J.     President, Georgetown University; Trustee, University                 4,971
 Age 61                    of Detroit Mercy; Board member, Consortium on Financing
 1993                      Higher Education; Board member, Association of Catholic
                           Colleges and Universities; Board member, Association
                           of Jesuit Colleges and Universities.

STEVEN B. PFEIFFER         Partner and Head of the International Department,                     8,830
 Age 49                    Fulbright & Jaworski L.L.P. (law firm); Chairman
 1989                      Emeritus of the Board of Trustees, Wesleyan University
                           (Connecticut).(7)

JOHN A. SARGENT            President and Chief Executive Officer, Randall H. Hagner & Co.,       4,505(16)
 Age 51                    Inc. (full service real estate firm); President, Hagner
 1993                      Management Corp.; President, Capital Express Group Ltd.;
                           Director, Farragut Development Co.; Director, Marjorie
                           Merriweather Post Foundation; Trustee, St. James School;
                           Chairman, Decatur House Council.

ROBERT L. SLOAN            Vice Chairman of the Board of Directors; Chief Executive             10,506(17)
 Age 49                    Officer, Sibley Memorial Hospital, Washington, D.C.;
 1993                      Past Chairman, District of Columbia Hospital Association;
                           Past Chairman, Potomac Home Health Care Agency; Director,
                           Community of Hope, Inc.

JAMES W. SYMINGTON         Partner, O'Connor & Hannan (law firm); Director, Saul                   400
 Age 68                    Centers,  Inc.;  Chairman  Emeritus and Board member,
 1993                      National  Rehabilitation  Hospital;  Vice  President,
                           Atlantic Council.(7)

JACK VALENTI               Chairman and Chief Executive Officer, Motion Picture                  6,451(18)
 Age 74                    Association; Director, American Film Institute.
 1986

EDDIE N. WILLIAMS          President,  Joint  Center  for Political and Economic                 3,000
 Age 63                    Studies; Director, Harrah's Entertainment, Inc.;
 1993                      Director, Harrah's Jazz Finance Corporation; Director,
                           Blue Cross/Blue Shield of the National Capital Area.

- ------------

[FN]
(1) Beneficial ownership as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 includes sole or shared power to vote or direct the voting of, or to dispose or direct the disposition of, shares as well as the right to acquire beneficial ownership within 60 days through the exercise of an option or otherwise. Unless otherwise indicated, the listed persons have sole voting power and sole investment power with respect to the shares of Common Stock set forth in the table and own less than 1% of the shares outstanding.

(2)   See "Beneficial Ownership of Corporation Stock," Notes 2 and 3, page 7.

(3) Barbara B. Allbritton is the wife of Joe L. Allbritton, Chairman of the Board and Chief Executive Officer of the Corporation. See "Beneficial Ownership of Corporation Stock," Note 4, page 7.

(4) Under the federal securities laws, Robert L. Allbritton, the son of Joe L. and Barbara B. Allbritton, may be deemed to share voting and investment power with regard to 1,250,000 shares owned by a charitable foundation of which he is a trustee, Note 2, page 7.

(5) Mr. Bollerer received options to purchase 30,000 shares of the Corporation's Common Stock upon terms and conditions summarized herein under "Stock Option Grants in 1995," page 9. Mr. Bollerer currently holds exercisable options to purchase 117,900 shares of the Corporation's Common Stock.

(6) The Morris and Gwendolyn Cafritz Foundation, of which Mr. Cafritz is the Chairman, also owns 10,156 shares of the Corporation's Common Stock.

(7) Mr. Camalier is a partner in the law firm of Wilkes, Artis, Hedrick & Lane, Chartered and Mr. Pfeiffer is a partner in the law firm of Fulbright & Jaworski L.L.P. These law firms performed legal services for the Corporation during 1995 and are expected to perform legal services for the Corporation in 1996. Mr. Symington is a partner in the law firm of O'Connor & Hannan.

(8)   Mr. Camalier and Mr. Davis are first cousins.

(9) Included in this total are 3,750 shares of Phantom Stock (see "Director Compensation," page 6).

(10) Mr. Coughlin currently holds exercisable options to purchase 30,625 shares of the Corporation's Common Stock.

(11) Included in this total are 2,600 shares of Phantom Stock (see "Director Compensation," page 6).

(12) Mr. Davis has sole voting and investment power with regard to 114,273 shares and shared voting and investment power with regard to 78,503 shares held in trust. He disclaims beneficial ownership of an additional 1,830 shares held by his wife.

(13) Ms. Duchange disclaims beneficial ownership of an additional 549 shares held in trust for her daughter.

(14) Dr. Fitzgerald disclaims beneficial ownership of an additional 12,268 shares owned by his wife.

(15) Mr. Lex currently holds exercisable options to purchase 10,000 shares of the Corporation's Common Stock. Options to purchase another 3,333 shares will become exercisable within 60 days.

(16) Mr. Sargent disclaims beneficial ownership of an additional 99 shares held in trust for his children.

(17) Included in this total are 3,186 shares of Phantom Stock (see "Director Compensation," page 6).

(18) Included in this total are 3,651 shares of Phantom Stock (see "Director Compensation," page 6).



BOARD AND COMMITTEE MEETINGS

   The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee. It does not have a standing Nominating Committee. Directors of the Corporation are nominated by the full Board of Directors.

   The Executive Committee of the Corporation exercises the power of the Board of Directors between meetings of the Board of Directors and such other powers as the Board may delegate. The Executive Committee held eight meetings during 1995. The present committee members are Directors J. Allbritton, B. Allbritton, R. Allbritton, Bollerer, Coughlin, Cuneo, Davis, Hebert and Sloan.

   The Audit Committee of the Corporation reviews the audit and examination reports of the internal auditors, independent public accountants and federal bank examiners as they relate to the Corporation and its subsidiaries. The Audit Committee held seven meetings during 1995. The present committee members are Directors Cafritz, English, Fitzgerald, Gladstone, Pfeiffer and Sloan.

   The Compensation Committee of the Corporation assists the Board of Directors in fulfilling its responsibilities related to compensation and benefits. The Compensation Committee of the Corporation meets in joint session with the Compensation Committee of the Board of Directors of Riggs Bank N.A. The joint Compensation Committee met eight times in 1995. The present committee members are Directors Cafritz, Cuneo, English, Fitzgerald, Jackson and Williams. See page 11 for the Joint Compensation Committee Report to Shareholders on fiscal 1995 compensation programs.

   The Board of Directors of the Corporation held eight meetings in 1995 and the various Committees of the Board, including those listed above, met a total of 54 times. Of the nominees, Directors Gladstone, Jackson, O'Donovan and Valenti attended fewer than 75% of the aggregate of the total number of meetings during 1995 of the Board of Directors and of the committees on which they served.


SECTION 16(A) COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 and rules promulgated under it require that certain officers, directors and beneficial owners of the Corporation's equity securities ("insiders") file various reports with the Securities and Exchange Commission ("SEC"). Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that all required forms were filed, the Corporation believes that all of the Corporation's insiders have timely filed the required reports under Section 16(a) required to be filed in 1995 except that one report was inadvertently filed late by Joe L. Allbritton, Chairman of the Board and Chief Executive Officer of the Corporation.


DIRECTOR COMPENSATION

   Directors of the Corporation and Riggs Bank N.A. who are not officers currently receive a retainer fee of $24,000 per year. Directors do not receive additional compensation for membership on committees, except for the Chairmen of the committees, who receive an additional retainer fee of $1,500 per year, and the Chairman of the Audit Committee, who receives an additional retainer fee of $20,000 per year. Officers of the Corporation who are directors do not receive compensation, in addition to their compensation as officers, for attending Board or committee meetings. In April 1994, a Deferred Compensation Plan was adopted to allow non-employee Directors of the Corporation to defer receipt of all or a portion of Director's fees to a specified date or termination of service as a Director. Under the plan, Directors may elect to defer all fees and to have such deferred amounts treated as having been invested in cash, shares of the Corporation's Common Stock (the deferred stock is known as "Phantom Stock"), and/or a combination of cash and shares. Deferred fees treated as invested in cash are credited with interest at the rate paid by Riggs Bank N.A. on certificates of deposit with a one-year maturity. Shares of the Corporation's Common Stock treated as acquired under the plan are priced at the closing market price of such shares on the date on which fee payment is deferred.

                  BENEFICIAL OWNERSHIP OF CORPORATION STOCK

   The following table sets forth information,  as of March 31, 1996, concerning
(a) each person known by the Corporation to own beneficially more than 5% of the Common Stock, (b) each of the executive officers named in the Summary Compensation Table, and (c) the aggregate number of shares of Common Stock beneficially owned by all officers and directors (and nominees) of the Corporation and executive officers of Riggs Bank N.A. as a group:

                                                           AMOUNT AND
                                                            NATURE OF
                                                           BENEFICIAL      PERCENT OF
           BENEFICIAL OWNERS OF COMMON STOCK               OWNERSHIP(1)      CLASS
           ---------------------------------              ------------       -----

Joe L. Allbritton.....................................  10,610,000(2)(3)      34.4%
 Riggs National Corporation
 1503 Pennsylvania Avenue, NW
 Washington, D.C. 20005
Barbara B. Allbritton.................................   2,581,732(4)          8.5%
 Riggs National Corporation
 1503 Pennsylvania Avenue, NW
 Washington, D.C. 20005
Frederick L. Bollerer.................................     117,900(5)
Timothy C. Coughlin...................................      40,625(6)
John L. Davis.........................................      22,333(7)
Timothy A. Lex........................................      14,333(8)
   All directors  (and  nominees)  and officers of the
   Corporation  and  executive officers of Riggs Bank
   N.A. as a group (32 persons).......................  11,296,008            36.3%

- --------
[FN]
(1) Beneficial ownership as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 includes sole or shared power to vote or direct the voting of, or to dispose or direct the disposition of, shares as well as the right to acquire beneficial ownership within 60 days through the exercise of an option or otherwise. Except where noted, the listed persons have sole voting power and sole investment power with respect to the shares of Common Stock set forth in the table and own less than 1% of the shares outstanding.

(2) Joe L. Allbritton has sole voting and investment power with regard to 7,500,000 of these shares. Pursuant to the federal securities laws, included among these 7,500,000 shares are 579,511 shares owned by Allwin, Inc., which is wholly owned by him. In addition, 1,250,000 shares are owned by a charitable foundation of which Joe L. Allbritton, his wife
      Barbara B. Allbritton and his son Robert L. Allbritton are the trustees (the "Foundation"), and 1,330,000 shares beneficially owned by Barbara B. Allbritton as to which Joe L. Allbritton shares voting and investment power as described in Note 4 below. He disclaims beneficial ownership of an additional 1,732 shares owned by Barbara B. Allbritton and 31,110 shares held for the benefit of Robert L. Allbritton by a trust of which Riggs Bank N.A. is one of three trustees (the "Trust").

(3) The shares of Common Stock owned directly by Joe L. Allbritton are pledged to secure a loan with a commercial bank. Should an event of default set forth in the related loan agreement (which contains standard default provisions) occur, the lending bank may be able to sell or transfer the shares depending on the circumstances. In the absence of such an event of default, he retains the right to receive the dividends and the power to vote the shares. For a more complete description of the loan, including default provisions, see the Schedule 13D and amendments thereto filed by Joe L. Allbritton with the Securities and Exchange Commission.

(4) Barbara B. Allbritton has sole voting and investment power with regard to 1,732 of these shares and shares voting and investment power with Joe L. Allbritton as to 1,330,000 shares with respect to which she has granted to him an irrevocable proxy to vote such shares and has agreed not to sell such shares free of the proxy except in limited market transactions. Also included, pursuant to the federal securities laws, are 1,250,000 shares owned by the Foundation as to which she shares voting and investment power. Mrs. Allbritton disclaims beneficial ownership of 7,500,000 shares beneficially owned by Joe L. Allbritton, including shares owned by Allwin, Inc., and 31,110 shares held by the Trust. See Note 2 above.

(5)   See Note 5, page 4.

(6)   See Note 10, page 5.

(7) Mr. John L. Davis currently holds exercisable options to purchase 12,500 shares of the Corporation's Common Stock. Options to purchase another 8,333 shares will become exercisable within 60 days.

(8)   See Note 15, page 5.

                      COMPENSATION OF EXECUTIVE OFFICERS

   The annual and other compensation paid by the Corporation and Riggs Bank N.A. for 1995, 1994 and 1993 to each of the five most highly compensated executive officers of the Corporation, including certain officers of Riggs Bank N.A., and the capacities in which they are currently serving, are set forth below:


SUMMARY COMPENSATION TABLE POSITION

                                                                                    LONG-TERM
                                                                                  COMPENSATION
                                                   ANNUAL COMPENSATION               AWARDS
                                         --------------------------------------- --------------
              (a)                  (b)       (c)         (d)            (e)            (f)            (g)
                                                                       OTHER       SECURITIES
       NAME AND PRINCIPLE                                             ANNUAL       UNDERLYING      ALL OTHER
            POSITION               YEAR    SALARY       BONUS      COMPENSATION      OPTIONS      COMPENSATION
- -------------------------------  ------- ---------- ------------- -------------- -------------- ---------------

Joe L. Allbritton                1995    $380,000   $570,000(1)   $        --    300,000        $58,255(1)

 Chairman of the Board and Chief 1994     380,000    380,000(1)            --    430,000         61,700
 Executive Officer of the        1993     380,000         --               --         --         36,382
 Corporation; Chairman of the
 Board of Riggs Bank N.A.

Fred L. Bollerer                 1995     300,000    300,000(2)            --     30,000          2,623(2)
 President and Chief Executive   1994     259,039    150,000(2)            --     75,000          2,158
 Officer of Riggs Bank N.A.      1993      76,923         --               --     20,000            598

Timothy C. Coughlin              1995     300,000    150,000(3)            --     15,000          1,580(3)
 President of the Corporation    1994     350,000     52,500(3)            --         --          3,207
                                 1993     350,000         --               --     25,000          1,378

John L. Davis                    1995     164,231     38,466               --     25,000          1,305(4)
 Chief Financial Officer of the  1994     155,000     23,250               --         --          1,174
 Corporation; Executive Vice     1993      71,500         --               --     20,000          1,104
 President and Chief Financial
 Officer of Riggs Bank N.A.

Timothy A. Lex                   1995     164,200     31,316       129,426(5)     10,000         76,228(5)
 Executive Vice President and    1994     162,000     24,300       313,444(5)         --            951
 Chief Operating Officer of      1993     162,000         --       280,812(5)     10,000            576
 Riggs Bank N.A.

- -------------

[FN]
(1) In recognition of his significant contributions, Joe L. Allbritton was awarded a bonus amount of 150% of base salary based on the Corporation's performance in 1995, and a bonus amount of 100% of base salary based on the Corporation's performance in 1994. For a discussion of the bonus amount and the payment of an incentive based on the Corporation's 1995 performance, see "Joint Compensation Committee Report to Shareholders, The Chief Executive Officer of the Corporation," found under "1995 Compensation," pages 11 and 12.

      The $58,255 of "Other Compensation" reported in column (g) for 1995 represents the economic benefit attributable to group term life insurance coverage and the split dollar life insurance plan applicable to senior vice presidents and above.

(2) Fred L. Bollerer was awarded a bonus amount of 100% of base salary based on his performance in the Corporation's achievement of its performance goal in 1995, and a bonus amount of 50% of base salary in 1994. For a discussion of the bonus amount and the payment of an incentive based on the Corporation's 1995 performance, see "Joint Compensation Committee Report to Shareholders, The President and Chief Executive Officer of Riggs Bank N.A.," found under "1995 Compensation," page 12.

      The $2,623 of "Other Compensation" reported in column (g) for 1995 represents the economic benefit attributable to the Split Dollar Life Insurance Plan.

(3) Timothy C. Coughlin was awarded a bonus amount of 50% of base salary based on his performance in the Corporation's achievement of its performance goal in 1995, and a bonus amount of 15% of base salary in 1994. For a discussion of the bonus amount and the payment of an incentive based on the Corporation's 1995 performance, see "Joint Compensation Committee Report to Shareholders, Other Executive Officers," found under "1995 Compensation," page 12.

      The $1,580 of "Other Compensation" reported in column (g) for 1995 represents the economic benefit attributable to the Split Dollar Life Insurance Plan.

(4)   The $1,305 of "Other  Compensation"  reported  for John L. Davis in column
      (g) for 1995 represents the economic benefit attributable to the Split Dollar Life Insurance Plan.

(5) Of the $129,426 of "Other Annual Compensation" reported for Timothy A. Lex in column (e) for 1995, $129,378 (99.96%) represents overseas cost-of-living adjustments, tax-gross-ups and other payments made to Mr. Lex to provide him with equivalent compensation and living conditions while posted with Riggs Bank N.A.'s London operations. All (100%) of the $313,444 and $280,812 reported in column (e) for 1994 and 1993, respectively,  represent such overseas cost-of-living adjustment payments.

      Of the $76,228 of "Other Compensation" reported for Mr. Lex in column (g) for 1995, $820 represents the economic benefit attributable to the Split Dollar Life Insurance Plan and $75,408 represents the economic benefit attributable to relocation expenses paid on Mr. Lex's behalf by the Corporation.

STOCK OPTION GRANTS IN 1995

         (a)               (b)          (c)         (d)         (e)          (f)
                       NUMBER OF   % OF TOTAL
                      SECURITIES     OPTIONS
                      UNDERLYING   GRANTED TO                           GRANT DATE
                        OPTIONS     EMPLOYEES   EXERCISE   EXPIRATION     PRESENT
         NAME           GRANTED      IN 1995      PRICE       DATE      VALUE($)(1)
- -------------------  ------------ ------------ ---------- ------------  ------------

Joe L. Allbritton .  300,000      57.7%        $10.625    12/31/00     $993,996
Fred L.
  Bollerer(2)......   30,000       5.8%         10.00      4/12/05      146,354
Timothy C.
  Coughlin(2)......   15,000       2.9%         10.00      4/12/05       73,177
John L. Davis(2) ..   25,000       4.8%         10.00      4/12/05      121,961
Timothy A. Lex(2) .   10,000       1.9%         10.00      4/12/05       48,785

- -------------

[FN]
(1) The grant date present value estimate reflected in the above table has been developed solely for purposes of comparative disclosure in accordance with the rules and regulations of the Securities and Exchange Commission, and does not necessarily reflect the Corporation's view of the appropriate value or methodology for purposes of financial reporting. This hypothetical value, determined by the Black-Scholes model, is based on the following assumptions:

         o  Exercise price is equal to the market value on the day of grant;

         o  There are no annual dividends;

         o Price volatility is based on weekly data for the preceding one-year period;

         o The risk-free rate is 5.72% for options maturing December 31, 2000, and 7.06% for options maturing April 12, 2005, based on the yield of comparable maturity Treasury securities; and

         o  There is an 18% discount for forfeiture of unexercised shares.

      These assumptions are based upon historical experience and are not a forecast of future stock price performance or volatility or of future dividend policy.

      There is no assurance that the value received by an executive will be at or near the value estimated by the Black-Scholes model. The actual value of options will depend on the market value of the Corporation's Common Stock on the dates upon which the options are exercised. No realization of value from the options is possible without an increase in the price of the Corporation's Common Stock, which would benefit all shareholders.

(2) On April 12, 1995 (the "Grant Date"), the Joint Compensation Committee recommended, and the Board of Directors approved, stock option grants to senior executive officers. Messrs. Bollerer, Coughlin, John L. Davis and Lex were awarded options to purchase 30,000; 15,000; 25,000 and 10,000 shares, respectively, of the Corporation's Common Stock. Pursuant to the Corporation's 1994 Stock Option Plan, as approved by shareholders, the options were granted at a price equal to the closing price of such Stock on the Grant Date. These options vested upon grant but are not exercisable until the earlier of: (1) April, 2000; (2) a "change of control" of the Corporation as defined in the Corporation's 1994 Stock Option Plan; or (3) the date on which the reported closing price of the Common Stock has been at least $12.00 per share on 90% of the trading days during any rolling six-month period.


STOCK OPTION EXERCISES IN 1995/FY-END OPTION VALUES

        (a)             (b)          (c)           (d)                 (e)
                                                 NUMBER OF
                                                SECURITIES          VALUE OF
                                                UNDERLYING         UNEXERCISED
                                                OPTIONS AT        IN-THE-MONEY
                      SHARES                     FY-END         OPTIONS, FY-END
                    ACQUIRED ON     VALUE      EXERCISABLE/       EXERCISABLE/
      NAME            EXERCISE    REALIZED    UNEXERCISABLE       UNEXERCISABLE
- -------------------  ------------- ---------- ----------------- --------------------

Joe L. Allbritton .    --            --       100,000/630,000   $237,500/$1,816,600
Fred L. Bollerer ..    --            --        12,500/112,500     50,000/420,000
Timothy C.
  Coughlin.........    --            --        15,625/24,375      62,500/82,500
John L. Davis......    --            --        12,500/32,500      50,000/105,000
Timothy A. Lex.....    --            --        10,000/10,000      40,000/30,000


RETIREMENT BENEFITS

   Senior officers of the Corporation and its subsidiaries are eligible to receive pension benefits under the Riggs Amended Pension Plan. Effective December 31, 1995, the benefit formula for determining the annual pension benefit payable under the Amended Pension Plan is 1% times the officer's average compensation for each year of service up to a maximum of 30 years. However, if a greater benefit would result under plan provisions in effect immediately prior to December 31, 1995, based on average compensation and years of service through December 31, 1995, an officer's pension benefit payable under the Amended Pension Plan is protected at that level.

   Average compensation is limited by the Amended Pension Plan to base salary. In accordance with applicable tax code provisions, base salary has been limited since 1989. Currently, base salary is limited to $150,000 for 1996. Applying the formula, the estimated annual pension benefits for each of the five highest paid executive officers, assuming each retired as of a normal retirement age (or their current age if later), is as follows: Mr. Allbritton, $90,506; Mr. Bollerer, $19,398; Mr. Coughlin, $50,529; Mr. Davis, $19,250; and Mr. Lex, $43,950.

   The Corporation also has a Supplemental Executive Retirement Plan which provides supplemental retirement income to certain key employees of the Corporation and its subsidiaries at the level of Senior Vice President and above. The Joint Compensation Committee determines the terms and conditions under which the employee participates in the plan, including accelerating the vesting of benefits to any participant. Under parameters adopted by the Joint Compensation Committee, the level of benefits is based on the participant's functional responsibility. Upon the later of a participant's termination of employment with vested benefits, attainment of age 62 or upon a change of control, the participant will receive the vested portion of the supplemental retirement benefit, payable for the life of the participant, but for no more than 15 years. In the case of the death of a participant while employed, the participant's beneficiary will receive the supplemental benefit for 15 years. Based upon the parameters set by the Joint Compensation Committee, the annual benefit payable to each of Messrs. Allbritton, Bollerer and Coughlin is $40,000. Such benefits will vest 50% after five years and 10% per year thereafter, except for Mr. Bollerer's which will vest 100% in 1997. Mr. Lex will be entitled to a benefit of $25,000 in which he will be vested 50% after five years of participation in the Plan and 10% per year thereafter. Mr. Davis's benefit is $15,000 per year in which he will be 100% vested following 10 years of participation in the Plan.


                         TRANSACTIONS WITH MANAGEMENT


   INDEBTEDNESS OF DIRECTORS, NOMINEES FOR DIRECTORS, EXECUTIVE OFFICERS AND RELATED PERSONS. The Corporation's banking subsidiaries have had, and are expected to have in the future, banking transactions in the ordinary course of their business with directors of Riggs Bank N.A. and Riggs AP Bank, Limited. and their associates (primarily the businesses with which they are associated), and directors and executive officers of the Corporation and their associates, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of management, these transactions did not, at the time they were entered into, involve more than the normal risk of collectability or present other unfavorable features.

   OTHER. During 1995, Allbritton Communications Company ("ACC") and Perpetual Corporation ("Perpetual"), companies indirectly wholly owned by Joe L. Allbritton, paid Riggs Bank N.A. $212,000 to lease space in two (2) office buildings owned by Riggs Bank N.A. In early 1992, ACC exercised its option to extend its lease through 1996, and a new lease is being negotiated. Perpetual's lease expired in December 1993 and is being renewed pursuant to a three year renewal option. The Boards of Directors of the Corporation and Riggs Bank N.A. (with Joe L. Allbritton and his business associates, Thomas W. Wren (former director) and Lawrence I. Hebert, not participating) approved and ratified the ACC lease arrangement, finding it to contain the same terms and conditions as would have prevailed had it been negotiated with a nonaffiliated company. The Board of Directors of Riggs Bank N.A. (with Joe L. Allbritton, Barbara B. Allbritton, Robert L. Allbritton, and Lawrence I. Hebert, not participating) approved and ratified the Perpetual lease arrangement, finding it to contain the same terms and conditions as would have prevailed had it been negotiated with a nonaffiliated company.

   Riggs Bank N.A. has in the past sold participations in commercial real estate loans to University State Bank ("University"), a Texas bank that is indirectly wholly owned by Joe L. Allbritton. The participations sold to University were in loans bearing floating rates of interest. The purchase price of each of the participations was equal to the outstanding principal amount of the portion of the loan purchased. Riggs Bank N.A. receives a servicing fee of 0.25% on each of the loans in which participations were sold to University and, in some transactions, shared a portion of the loan fees with University. The Board of Directors of Riggs Bank N.A. (with Joe L. Allbritton and Lawrence I. Hebert not participating) approved and ratified the sales, finding them to be on terms that were substantially the same, or at least as favorable to Riggs Bank N.A., as those prevailing for comparable transactions with or involving nonaffiliated companies. No loan participations were sold to University during 1995. On December 31, 1995, there were $8.3 million in loan participations outstanding to University. As of that date, University's total assets were $217.6 million and its total loans outstanding were $91.8 million.


             JOINT COMPENSATION COMMITTEE REPORT TO SHAREHOLDERS

GENERAL

   The Compensation Committee of Riggs National Corporation meets in joint session with the Compensation Committee of Riggs Bank National Association (the "Joint Committee"). The Joint Committee is responsible for:

   o reviewing the overall salary administration program for the Corporation, Riggs Bank N.A. and their subsidiaries (the "Riggs Group");

   o reviewing and making recommendations concerning annual salary increase programs and any bonus programs for the Riggs Group;

   o reviewing and making recommendations to the Board of Directors concerning compensation and benefits of executive officers of the Riggs Group; and

   o reviewing the Riggs Group's benefit plans, considering any new benefits that significantly modify the existing plans and recommending to the Board of Directors any changes requiring Board approval.


   To create a framework in which the compensation of executive officers directly links their contributions to the success of the Corporation, both as a group and as individuals, the Joint Committee established for 1995 the Compensation Renewal Program. The goal of this new program is to set competitive market rates of base pay while at the same time creating opportunities to achieve substantially higher total compensation on the basis of performance incentives, particularly for those individuals whose performances most directly impact the success of the Riggs Group. Based on a thorough review of compensation information from Riggs Bank N.A.'s peer group and other financial institutions, all provided by an independent compensation consultant, the Joint Committee established specific grades and salary ranges for all positions in Riggs Bank N.A., including those of senior and executive level officers.

   Accordingly, the 1995 plan focuses on two issues: (1) paying competitive market rates of pay; and (2) significantly improving the Riggs Bank N.A.'s return on average assets by establishing aggressive and specific minimum, mid-range and high-end goals for its bonus or incentive plan. In setting both the amount of the bonus or incentive opportunity and the measurement of success, the Joint Committee considered the incentives offered under comparable market-based plans, the size and composition of the senior officer group, and the potential expense of the plans.


1995 COMPENSATION

   THE CHIEF EXECUTIVE OFFICER OF THE CORPORATION. Joe L. Allbritton continued to serve as Chairman of the Board and Chief Executive Officer of the Corporation throughout 1995, during which year the Corporation continued to improve its position with respect to problem assets, further reduced expenses, and increased its return on assets ("ROA"). As a result of these efforts, the Corporation earned a record $87.8 million in 1995, reduced nonperforming assets by $29.8 million, achieved net interest income of $151.0 million, and decreased non-interest expenses by $7.2 million. In addition, the Corporation achieved its high-end ROA goal.

   In 1995, Mr. Allbritton continued to voluntarily maintain his salary at the same reduced level as in 1994, 1993, and 1992, and on January 24, 1996, the Joint Committee again accepted Mr. Allbritton's voluntary salary freeze. In keeping with the 1995 Bonus Plan, the Joint Committee recommended, and the Board of Directors approved, a bonus payment to Mr. Allbritton of 150% of his 1995 base salary for his contribution to the Corporation's realization of 1995 goals.

   In July 1995, Mr. Allbritton was granted options to purchase 300,000 shares of Common Stock at $10.625 per share under the Corporation's 1993 Stock Option Plan. These options vested upon grant, but were exercisable immediately only with respect to 100,000 shares. The remaining options will become exercisable based upon the Corporation's achievement of specified targets for return on average assets for fiscal years 1996 and 1997 or if the Corporation undergoes a "change of control" as defined in the Corporation's 1993 Stock Option Plan. These options were granted to Mr. Allbritton in recognition of his personal role in the significant improvement in the Corporation's performance in 1994 and the Board's high regard for him.

   In determining Mr. Allbritton's total compensation, the Joint Committee took into account his ability to enhance corporate performance, his reputation within the community, and his continued voluntary relinquishment of salary during the Corporation's years of restructuring and returning to strength.

   THE PRESIDENT AND CHIEF EXECUTIVE OFFICER OF RIGGS BANK N.A. Fred L. Bollerer continued to serve as President and Chief Executive Officer of Riggs Bank N.A. during 1995. The Corporation continued to improve its financial position and performance, earning $87.8 million for 1995, on net interest income of $151.0 million and decreased non-interest expenses of $7.2 million, with a $29.8 million decrease in nonperforming assets.

   Mr. Bollerer's 1995 base salary remained at the same level as 1994. In recognition of his efforts and the fact that his salary did not increase, Mr. Bollerer was made eligible to earn a bonus of up to 100% of his base salary under the 1995 Bonus Plan. Because the Corporation achieved its high-end ROA goal in 1995, the Joint Committee recommended, and the Board of Directors approved, a bonus payment to Mr. Bollerer of the full amount for which he was eligible. This ROA goal was higher than the goal set in Mr. Bollerer's employment agreement; Mr. Bollerer voluntarily agreed to increase his goal to a more ambitious level, which the Corporation exceeded.

   In April 1995, Mr. Bollerer was granted under the Corporation's 1994 Stock Option Plan options to purchase 30,000 shares of Common Stock at $10.00 per share. These options vested upon grant, but are not exercisable until the earlier of: (1) April 12, 2000; (2) the date on which the Corporation undergoes a "change of control" as defined in the Corporation's 1994 Stock Option Plan; or
(3) the date on which the closing price of the Corporation's common stock is a price certain per share on a significant number of the trading days in any rolling six month period.

   In setting Mr. Bollerer's incentive compensation, the Joint Committee sought to create an overall compensation package that recognizes Mr. Bollerer's ability to enhance the performance of the Corporation, including both its stock price and its ROA, and establishes an appropriate incentive opportunity. The Joint Committee believes that Mr. Bollerer has played a key role in the Corporation's 1995 profit successes and in its achievement of its ROA target.

   OTHER EXECUTIVE OFFICERS. Salaries granted to other executive officers in 1995 generally remained stable. The Joint Committee established a performance-based incentive plan for executive officers in 1995 under which bonuses were paid to officers based on both the Corporation's achievement of specified targets for ROA in 1995 and the executive's performance for the year. The Corporation used a systematic evaluation approach to appraise all officer performance, including that of its executive officers.

   Moreover, stock option grants were made in 1995 based on corporate-level and individual performance in 1995. See "Stock Option Grants in 1995," page 9, for a description of the stock options granted to executive officers, including: Mr. Coughlin, who received options to purchase 15,000 shares; Mr. Davis, who received options to purchase 25,000 shares; and Mr. Lex, who received options to purchase 10,000 shares.

1996 COMPENSATION

   The  Joint   Committee   will   develop   suitable   salary   levels   and  a
performance-based incentive plan for executive officers in 1996.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The Joint Committee consists of the below-named six directors, none of whom are present or former officers or employees of the Corporation or any of its subsidiaries. No executive officer of the Corporation serves as an officer, director or member of a compensation committee of any entity. During fiscal year 1995, Joint Committee members Cafritz and Fitzgerald, or their associates, had outstanding loans with lending subsidiaries of the Corporation on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of management, these transactions did not, at the time they were entered into, involve more than the normal risk of collectability or present other unfavorable features.

   Respectfully Submitted,

        Eddie N. Williams, Chairman               Michela A. English
        Calvin Cafritz                            James E. Fitzgerald
        Ronald E. Cuneo                           Michael J. Jackson

                           STOCK PERFORMANCE CHART

   The following graph shows the performance of the Corporation's Common Stock over the past five fiscal years (assuming reinvestment of dividends) as compared to the NASDAQ Market Value Index and the Middle Atlantic Banks Index.


PERFORMANCE GRAPH APPEARS HERE





- -----------------------------------------------------------------------------------------------

                                 1990       1991       1992       1993       1994       1995
                            -------------------------------------------------------------------


Riggs National Corporation       100.00      49.77     118.57     101.00      98.07     152.23

Middle Atlantic Banks(1)         100.00     154.64     214.64     249.35     243.14     388.87

NASDAQ National Market           100.00     160.56     186.86     214.51     209.68     296.30
- -----------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------

Assumes $100 invested on December 31, 1990

Assumes  dividends  reinvested  to fiscal year ending Dec. 31, 1995

- --------------------------------------------------------------------------------

[FN]

(1) A list of the banks included in the Middle Atlantic Banks Index is available to shareholders at no charge by writing to Mary B. LeMont, Assistant Corporate Secretary, Riggs National Corporation, 800 17th Street, N.W., 7th Floor, Washington, D.C. 20006.

                            1996 STOCK OPTION PLAN

SUMMARY

   The Board of Directors has approved and recommends that shareholders approve the adoption of the Riggs National Corporation 1996 Stock Option Plan (the "Plan") by voting FOR the Plan.

   The Board believes that the Corporation's future success and profitability will depend in large measure on its ability to continue to attract, retain and motivate highly qualified individuals and that an effective compensation policy for these individuals includes not only a competitive annual salary, but also long-term incentives linked to shareholder return and company performance. The purpose of the Plan is to advance the best interest of the Corporation by providing personnel who have a substantial responsibility for the Corporation's management and growth with an additional incentive to continue to contribute to the growth and success of the Corporation by increasing their proprietary interest. The Plan will provide compensation based on the market performance of the Corporation's Common Stock.

   The Plan is attached as Appendix A to this Proxy Statement and is incorporated herein by reference. The following summary is subject to, and is qualified in its entirety by, reference to the full text of the Plan, and defined terms not otherwise defined herein are as defined in the Plan.

   STOCK  AVAILABLE  FOR OPTION  GRANTS.  The Plan  provides for the issuance of
Options to purchase shares of Common Stock of the Corporation. The aggregate number of shares of Common Stock reserved for issuance upon exercise of Options granted under the Plan shall not exceed 2,000,000 shares, the maximum number of shares which may be issued to a Key Employee. Pursuant to actions of the Board of Directors, shareholders have no preferential or preemptive rights with respect to shares issued under the Plan. Shares that by reason of expiration of an Option or otherwise are no longer subject to purchase pursuant to an Option may be again available for issuance pursuant to Options under the Plan. No Options have been granted or authorized under the Plan as of the date of this Proxy Statement, and the Corporation does not intend to grant or authorize any such Options unless and until the Plan is approved by the Corporation's shareholders.

   EFFECTIVE DATE AND TERMINATION. Upon approval of the Plan by the shareholders at the 1996 Annual Meeting, the Plan will become effective as of March 26, 1996, the date the Plan was approved by the Board of Directors of the Corporation.

   Unless previously terminated by the Board, the Plan will terminate on March 26, 2006 (10 years after the date the Plan was adopted by the Board), except that Options that were granted under the Plan before its termination will continue to be administered under the terms of the Plan until the Options terminate or are exercised.

   ELIGIBILITY. Key Employees, who are senior officers of the Corporation and/or of a Subsidiary Corporation (including directors who are officers) may be granted either Incentive Stock Options (i.e., Options qualifying for special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) or Nonqualified Stock Options (i.e., Options that do not qualify as Incentive Stock Options under Section 422 of the Code). The Corporation estimates that the number of Key Employees eligible for participation in the Plan is approximately 50 persons.

   ADMINISTRATION AND OPERATION. The Plan is administered by the Joint Compensation Committee of the Board of Directors of the Corporation and Riggs Bank N.A. The Joint Compensation Committee has authority to recommend to the Outside Directors Committee the Key Employees to be granted Options and the terms of the Options granted. The Outside Directors Committee has the authority to approve, reject, or modify grants of Options recommended by the Joint Compensation Committee, and no Option may be granted unless and until the grant is approved by the Outside Directors Committee. The Joint Compensation Committee also has authority to approve an election to pay the exercise price of an Option, or withholding tax in connection with the exercise of an Option, with Common Stock owned prior to exercise of an Option or with Common Stock acquired upon exercise of the Option (the "Option Stock"). The Joint Compensation Committee is composed of two or more Outside Directors, each of whom is disinterested within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Act"). The Outside Directors Committee is composed of all the Outside Directors who are disinterested.  A disinterested  director for this purpose is a director who was
not  granted  during  the  one  year  immediately   preceding  the  director's
appointment to the Committee, and is not granted while a member of the Committee, equity securities under any plan of the Corporation (or any affiliate of the Corporation), except as may be otherwise permitted under Rule 16b-3 promulgated under the Act. An Outside Director for this purpose is a Director who is neither an officer nor an employee of the Corporation (or any affiliate or subsidiary of the Corporation) and who qualifies as an outside director within the meaning of Section 162(m)(4) of the Code, and the applicable Treasury regulations or who is deemed to be an outside director under the applicable Treasury regulations and authority.


TERMS AND CONDITIONS OF STOCK OPTIONS

   GENERAL. An Option is exercisable only to the extent that it is vested on the date of exercise, and no Option will be exercisable after the expiration of 10 years from the date the Option was granted. Incentive Stock Options granted to an Option holder who owns on the date of grant more than 10% of the total combined voting power of all classes of stock of the Corporation (or a parent or a subsidiary) will expire five years from the date of grant.

   The exercise price of Options may not be less than 100% of the Fair Market Value of the Common Stock on the date of grant, as determined in good faith by the Joint Compensation Committee. However, the exercise price of an Incentive Stock Option may not be less than 110% of the Fair Market Value of the Common Stock on the date of grant if the Option holder owns more than 10% of the total combined voting power of all classes of stock of the Corporation (or its parent or subsidiary). Fair Market Value of Common Stock is determined by reference to the closing price for the day, unless the Joint Compensation Committee determines that an alternative method more properly reflects Fair Market Value.

   An Option may be exercised as to all or any number of whole shares of the Common Stock with respect to which the Option is vested. Options may be exercised only by written notice to the Officer of the Corporate Secretary and only if the exercise notice is accompanied by payment in cash of the full exercise price for the shares with respect to which the Option is exercised, unless the Joint Compensation Committee approves, in its sole discretion, payment other than in cash. The Joint Compensation Committee may approve payment of the exercise price in the form of (i) Common Stock of the Corporation other than Option Stock, (ii) a combination of cash and Common Stock other than Option Stock, or (iii) Option Stock provided that, in the case of an Option holder who is subject to Section 16 of the Act (an "Insider"), the requirements of Rule 16b-3 promulgated under the Act are met. The value of any Common Stock used to pay the exercise price or any portion thereof will be the Fair Market Value of Common Stock on the date of exercise.

   Options remain qualified as Incentive Stock Options only to the extent that the aggregate Fair Market Value of Common Stock with respect to which the Incentive Stock Options granted to any person are exercisable for the first time during any calendar year (under all plans of the Corporation and its parent or subsidiary) does not exceed $100,000.

   TERMINATION OF EMPLOYMENT. An Option will be exercisable only to the extent the Option is vested on the date that an Option holder is no longer an employee of the Corporation or a subsidiary (the "date of termination"). However, if the Option holder is no longer an employee because of death or disability, any Option that is not 100% vested will automatically become 100% vested on the date of termination. If the Option holder's termination is for reason of death, the right to exercise the Option will expire one year after the date of the holder's death, and until expiration, the holder's heirs, legatees or legal representative may exercise the Option. If the Option holder's termination is for any reason other than death, the right to exercise the Option (to the extent that it is vested) will expire three months after the date of termination, unless the Option would expire during the period in which the Common Stock received upon the exercise of the Option would be subject to restrictions on transfer in compliance with certain accounting rules set forth in the Securities and Exchange Commission Accounting Series Releases 130 and 135, and in that case the Option will expire 10 calendar days after the expiration of the SEC transfer restriction period. Furthermore, if the Option holder's termination is for any reason other than death, and the Option holder dies during the period after his or her termination but before the right to exercise the Option expires, the right to exercise the Option will expire one year after the date of termination of employment, and until expiration, the holder's heirs, legatees or legal representative may exercise the Option.

   The Outside Directors Committee may also grant Options in substitution of options held by individuals who become key employees of the Corporation and/or a Subsidiary Corporation as a result of an acquisition of such individuals' employer by the Corporation and/or a Subsidiary Corporation. If necessary to conform the Options to the options for which they are granted in substitution, the Outside Directors Committee may grant substitution Options under terms and conditions that vary from those otherwise required by the Plan.


AMENDMENT OF THE PLAN AND OPTIONS

   The Board of Directors generally may amend the Plan in any manner with respect to future grants of Options and the Outside Directors Committee may amend outstanding Options in any manner consistent with the Plan. However, no Plan or Option amendment will be effective without the approval of the shareholders of the Corporation if the amendment: (i) materially increases the benefits accruing to Insiders, (ii) changes the maximum number of securities that may be issued under the Plan (other than by reason of an adjustment of shares), (iii) materially modifies the requirements as to eligibility of Insiders for participation in the Plan, (iv) changes the class of eligible employees, officers or directors, (v) withdraws administration of the Plan from a committee of disinterested persons, or (vi) extends the term of the Plan or the period during which an outstanding Incentive Stock Option may be exercised. Further, no amendment will be effective if the amendment: (i) changes the manner of determining the exercise price of Incentive Stock Options, (ii) makes individuals who are not employees of the Corporation (or its parent or a subsidiary of the Corporation) eligible to be granted Incentive Stock Options,
(iii) changes the nontransferability of the Options, or (iv) alters or impairs any rights or obligations of any outstanding Option, without the written consent of the Option holder.


CORPORATE CHANGES; CHANGE OF CONTROL

   In the event of a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of outstanding shares of Common Stock, the Plan provides for appropriate adjustments to (i) the number and class of shares subject to the Plan and (ii) the number, class, and per-share price of shares subject to outstanding Options. In the event of liquidation or dissolution of the Corporation, a corporate reorganization in which the Corporation is not the survivor, or a sale of all or substantially all of the assets of the Corporation, all outstanding Options will be fully vested and exercisable during the 30-day period preceding the event unless the Plan is continued and the Options are assumed or substituted with new Options for stock of a successor corporation (or a parent or subsidiary) with appropriate adjustments to the number and kind of shares subject to, and exercise prices of, the substitute Options. However, if exercise of any of the Options that otherwise would be exercisable during the 30-day period preceding the event would not be in conformity with all applicable federal securities laws or if the immediate exercisability of the Options would result in an excess parachute payment as defined in Section 280G of the Code, the Options will not become immediately exercisable and will be canceled as of the event, unless the Joint Compensation Committee determines otherwise.

   In the event of a Change of Control of the Corporation, all then-outstanding Options will automatically become 100% vested and exercisable. However, if the immediate exercisability of the Options would result in an excess parachute payment as defined in Section 280G of the Code, the Options will not become immediately exercisable, unless the Joint Compensation Committee determines otherwise. Change of Control means a sale of substantially all of the Corporation's assets or a change in the ownership of securities of the Corporation representing 25% or more in the aggregate voting power of the Corporation's then-outstanding voting securities, provided that no Change of Control will result from transfers of voting securities by a more than 25% shareholder to an immediate family member, a trust for the benefit of the 25% shareholder, or such shareholder's immediate family member, a trust revocable by the 25% shareholder, entities over which the 25% shareholder has the direct or indirect power to direct the management or policies or charitable organizations funded by the 25% shareholder.

Furthermore, no Change of Control will result from the acquisition of voting securities by an individual who is not a 25% shareholder but who was a 25% shareholder on the effective date of the Plan or any acquisition of voting securities by any person, trust or other entity (described in the preceding sentence) to which a 25% shareholder may transfer securities without causing a Change of Control. Currently, the only 25% shareholder of the Corporation is Joe
L. Allbritton, its Chairman and Chief Executive Officer.


FEDERAL INCOME TAX CONSEQUENCES

   Information regarding the federal income tax consequences to the Corporation of Options granted under the Plan follows. This information is not intended to be exhaustive and is intended only to briefly summarize the federal income tax statutes, regulations and currently available agency interpretations thereof, and is intended to apply to the Plan as normally operated.

   INCENTIVE STOCK OPTIONS. An Option holder will not realize taxable income upon the grant of an Incentive Stock Option. In addition, the Option holder generally will not realize taxable income upon the exercise of an Incentive Stock Option. However, an Option holder's alternative minimum taxable income will be increased by the amount that the Fair Market Value of the Option Stock, generally determined as of the date of exercise, exceeds the exercise price of the Option. Furthermore, except in the case of the Option holder's death, if an Option is exercised more than three months after the Option holder's termination, the Option ceases to be treated as an Incentive Stock Option and is subject to taxation under the rules applicable to Nonqualified Stock Options.

   If the Option holder sells the Common Stock acquired upon exercise of an Incentive Stock Option, the tax consequences of the sale (a "disposition") depend upon whether the disposition is qualifying or disqualifying. The disposition of the Option Stock is qualifying if made at least two years after the date the Incentive Stock Option was granted and at least one year after the date Incentive Stock Option was exercised. If the disposition of the Option Stock is qualifying, any excess of the sale price of the Option Stock over the exercise price of the Option would be treated as long-term capital gain taxable to the Option holder at the time of the sale. If the disposition is not qualifying, i.e. a disqualifying disposition, the excess of the Fair Market Value of the Option Stock on the date the Option was exercised over the exercise price would be compensation income taxable to the Option holder at the time of the disposition, and any excess of the sale price of the Option Stock over the Fair Market Value of the Option Stock on the date the Option was exercised would be capital gain.

   Unless an Option holder engages in a disqualifying disposition, the Corporation will not be entitled to a deduction with respect to an Incentive Stock Option. However, if an Option holder engages in a disqualifying disposition, the Corporation will be entitled to a deduction equal to the amount of compensation income included in taxable income by the Option holder.

   NONQUALIFIED STOCK OPTIONS. An Option holder will not realize taxable income upon the grant of a Nonqualified Stock Option. However, when the Option holder exercises the Option, the difference between the exercise price of the Option and the Fair Market Value of the Option Stock on the date of exercise is compensation income taxable to the Option holder. The Corporation will be entitled to a deduction equal to the amount of compensation income included in taxable income by the Option holder.

   VOTE REQUIRED. To be adopted, the Plan must be approved by the affirmative vote of the holders of at least a majority of the shares of Common Stock present, or represented and entitled to vote, at the Meeting. For purposes of determining the number of votes present or represented and entitled to vote with respect to the Plan, abstentions will be counted (and will therefore be equivalent to a vote against), but broker non-votes will not be counted.


   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                             SHAREHOLDER PROPOSAL

GENERAL

   Mrs. Evelyn Y. Davis, who is the owner of 500 shares of Common Stock, has advised the Corporation that she intends to present the following proposal for shareholder action at the Meeting:

      RESOLVED: "That the stockholders recommend that the Board of Directors take the necessary steps to change the Annual Meeting date to the second Monday in May."

      REASONS: "Recently the Annual Meetings were held on a date where other major corporations met. Until a few years ago, the Company has met on a date where more independent non-employee shareholders could meet. J.P. Morgan, a major competitor meets on the same date the Company now has."

      "The many problems the Company faces makes maximum attendance by outside independent shareholders especially desirable."

      "Last year the owners of 1,944,549 shares, representing approximately 8.62% of shares voting, voted FOR this proposal."

      "If you AGREE, please mark your proxy FOR this resolution."


BOARD OF DIRECTORS RECOMMENDATION

   The Board of Directors recommends a vote AGAINST this proposal. This proposal was submitted at the 1995 Annual Meeting and was soundly defeated (over 91% of the votes cast voted against the proposal). Your Directors have again considered this proposal, and continue to believe that its adoption would not be in the best interests of the Corporation.

   Under the Corporation's By-Laws, the Board of Directors currently has the discretion to set the date of the Annual Meeting to the time and date best suited for the meeting. Therefore, the Board already has sufficient flexibility to change the Annual Meeting date to the second Wednesday in May--which it has done on occasion--or to another date deemed appropriate by the Board. By setting the Annual Meeting date to the second Monday in May without regard for the Board's determination of the best possible date, the Board of Directors would lose such flexibility. The proposal would impose an undue limitation on the Board of Directors, without justification.

   The proponent offers no reason to support an amendment to the By-Laws, except that she believes an Annual Meeting date of the second Monday in May will not conflict with the annual meeting dates set by other corporations. However, the Corporation cannot rely on or predict the dates of other corporations' annual meetings nor can it reasonably be expected to set the schedule for its Annual Meeting according to such dates.


   THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.


               SHAREHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING

   The Board of Directors anticipates that the next Annual Meeting of Shareholders will be held on or about May 14, 1997. A shareholder who intends to present a proposal at the 1997 Annual Meeting must submit the written text of the proposal to the Corporation not later than December 9, 1996, in order for the proposal to be considered for inclusion in the Corporation's proxy statement and form of proxy for that meeting.

                        INDEPENDENT PUBLIC ACCOUNTANTS

   Arthur Andersen LLP are the independent public accountants for the Corporation and have served as the independent public accountants for Riggs Bank N.A. since 1974. A representative of Arthur Andersen LLP is expected to be present at the Meeting and will have the opportunity to make a statement, if he desires to do so, and to respond to appropriate questions.


                                OTHER MATTERS

   This  proxy  is  solicited  on  behalf  of  the  Board  of  Directors  of the
Corporation. The cost of solicitation of proxies will be borne by the Corporation. The Corporation may solicit proxies personally or by telephone, in addition to the solicitations by mail. All such further solicitations will be made by directors, officers or regular employees of the Corporation or of Riggs Bank N.A., who will not be additionally compensated therefor, or by the Corporation's transfer agent (Bank of New York), whose costs will be borne by the Corporation. Arrangements will be made by the Corporation for the forwarding, at the Corporation's expense, of soliciting materials by brokers, nominees, fiduciaries and other custodians to their principals.

   The Board of Directors is not aware of any other matters that may come before the Meeting. If any other business properly comes before the Meeting, the persons designated as Proxies will vote upon such matters according to their discretion.


                          ANNUAL REPORT ON FORM 10-K

   A copy of the Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, is available without charge upon written request to James
T. Duke, Investor Relations, at corporate headquarters.


                                   By Order of the Board of Directors



                                   /s/Mary B. LeMont
                                   ---------------------------------
                                   MARY B. LeMONT
                                   Assistant Corporate Secretary

[logo]

                                  APPENDIX A
                                  ----------
                          RIGGS NATIONAL CORPORATION
                            1996 STOCK OPTION PLAN

1. PURPOSE OF THE PLAN.

   This 1996 Stock Option Plan (the "Plan") of Riggs National Corporation (the "Corporation") for key employees of the Corporation and its subsidiaries is designed to advance the best interest of the Corporation by providing such employees who have a substantial responsibility for its management and growth with an additional incentive to continue to contribute to the growth and success of the Corporation by increasing their proprietary interest in the success of the Corporation.

2. DEFINITIONS.

      (a) "Board" means the Board of Directors of the Corporation.

      (b) "Common Stock" means the common shares, $2.50 par value per share, of the Corporation.

      (c) "Joint Compensation Committee" means the compensation committees of the Board and the Board of Directors of Riggs Bank N.A. meeting in joint session, but excluding any member of either committee who is not both a Disinterested Director and an Outside Director.

      (d) "Corporation" means the Riggs National Corporation.

      (e) "Date of Grant" means the date on which an Option is approved by the Outside Directors Committee.

      (f) "Director" means a member of the Corporation's Board of Directors.

      (g) "Disability" as to an Option holder has the same meaning as the term is used in the long-term disability insurance plan contributed to by the Corporation or its Subsidiary Corporation on behalf of the Option holder, or if the Option holder is not covered by any such plan, disability shall have the meaning provided for in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, or any successor statute thereto (the "Code").

      (h) "Disinterested Person" means a Director who was not granted during the one (1) year immediately preceding the Director's appointment to the committee, and is not granted while a member of the committee, equity securities under the Plan or any other plan of the Corporation or an affiliate of the Corporation, except as may be otherwise permitted by Rule 16b-3(c)(2) promulgated under the Securities Exchange Act of 1934.

      (i) "Fair Market Value" shall mean, with respect to a share of Common Stock, (i) if the Common Stock is traded on the National Market System or a national securities exchange, the closing price of the Common Stock on the determination date, or, if there are no sales on such date, then on the next preceding date on which there were sales of Common Stock, all as published in the NASDAQ National Market Issues report in the Eastern Edition of The Wall Street Journal, (ii) if the Common Stock is not traded on the National Market System or listed on a national securities exchange, the closing price last reported by the National Association of Securities Dealers, Inc. for the over-the-counter market on the determination date, or, if no sales are reported on such date, then on the next preceding date on which there were such quotations, or (iii) if the Common Stock is not traded on the National Market System or listed on a national securities exchange and quotations for the Common Stock are not reported by the National Association of Securities Dealers, Inc., the Fair Market Value determined by the Joint Compensation Committee on the basis of available prices for the Common Stock, or in such manner as the Joint Compensation Committee shall agree. Notwithstanding the preceding, the Fair Market Value on a given determination date of Common Stock subject to Incentive Stock Options or Common Stock valued in connection with the



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   exercise of Incentive  Stock  Options shall be an amount that is equal to the
   Joint Compensation Committee's good-faith determination of the Common Stock's value on the given determination date, and the Joint Compensation Committee shall for all purposes of this Plan have the authority to determine Fair Market Value using methods other than those described in this Section if the Joint Compensation Committee determines that such alternative methods more properly reflect the Fair Market Value of the Common Stock. Furthermore, in all cases, Fair Market Value shall not be less than the Par Value of the Common Stock.

      (j) "Incentive Stock Option" means an Option qualifying for special tax treatment under Section 422 of the Code.

      (k) "Insider" means any person subject to the provisions of Section 16 of the Act, including an "officer" of the Corporation within the meaning of
   Section 16 of the Act, a "director" within the meaning of section 3(a)(7) of the Act, and a "beneficial owner" of more than ten percent (10%) of any class of the equity securities of the Corporation within the meaning of Section 16 of the Act.

      (l) "Key Employee" means any employee who is a senior officer (including employees who are also directors, but not including directors who are not also employees) of the Corporation and/or of a Subsidiary Corporation who has substantial responsibility in the direction and management of the Corporation or a Subsidiary Corporation, as determined by the Joint Compensation Committee.

      (m) "Nonqualified Stock Option" means an Option that is not an Incentive Stock Option.

      (n) "Option" means an Incentive Stock Option or a Nonqualified Stock Option granted under this Plan.

      (o) "Outside Director" means a Director who is neither an employee nor an officer of the Corporation or its subsidiaries and qualifies as an outside director within the meaning of Section 162(m)(4) of the Code, and applicable regulations thereunder or who is deemed to be an outside director under the applicable regulations and authority.

      (p) "Outside Directors Committee" means a committee composed of all Outside Directors who are Disinterested Persons.

      (q) "Parent Corporation" has the same meaning used in Section 424(e) of the Code.

      (r) "Plan" means the Riggs National Corporation 1996 Stock Option Plan as set forth herein, which may be amended from time to time.

      (s) "Subsidiary Corporation" has the same meaning used in Section 424(f) of the Code.

3. SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

   Subject to the provisions of Section 8 of the Plan, the aggregate number of authorized but unissued shares of Common Stock that may be issued pursuant to Options granted under the Plan will not exceed two million (2,000,000) shares, the maximum number of shares which may be issued to a Key Employee. Shares that by reason of expiration of an Option or otherwise are no longer subject to purchase pursuant to an Option granted under the Plan may again be available for issuance pursuant to Options under the Plan.

4. ADMINISTRATION OF THE PLAN.

   The Plan shall be administered by the Joint Compensation Committee. The Joint Compensation Committee has the authority to recommend to the Outside Directors Committee the Key Employees to be granted Options, the times when Options will be granted, the number of shares subject to each Option, the exercise price of each Option, the vesting schedule (if any) of each Option, the conditions precedent (if any) to acceleration of the vesting schedule of each Option, the method of payment for shares acquired upon the exercise of Options, the expiration date of each Option, the Fair Market Value of Common Stock subject to Options, and any other terms and conditions of the Options it deems appropriate. The Outside Directors Committee shall have the authority to approve, reject or modify recommended grants

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of Options  by the Joint  Compensation  Committee.  A  majority  of the  Outside
Directors  Committee  shall  constitute  a quorum.  All  actions by the  Outside
Directors Committee shall require a majority of the members of such committee present at such meeting. Any action by the Outside Directors Committee may be taken by a unanimous written consent of all members of the committee, and action so taken shall be fully effective as if it had been taken by a vote of the members at a meeting duly called and held. No Option shall be granted unless and until such grant is approved by the Outside Directors Committee.

   All questions of interpretation of the Plan or of any Option will be determined solely by the Joint Compensation Committee, and any such determination will be final and binding upon all persons having an interest in the Plan.

5. ELIGIBILITY.

   Key Employees of the Corporation and any Subsidiary Corporation will be eligible to participate in the Plan, as approved by the Joint Compensation Committee.

6. TERMS AND CONDITIONS OF STOCK OPTIONS.

   Each Option granted under this Plan will be evidenced by an Option agreement between the Corporation and the recipient that states whether it is intended to be an Incentive Option or a Nonqualified Option and that it is to be subject to the applicable rules in the Plan and in the Code which apply to that form of option and that sets forth the exercise price of the Option, the vesting schedule (if any) of the Option, the expiration date of the Option, and any other terms or conditions approved by the Outside Directors Committee subject to the following terms and conditions:

      (a) OPTION PRICE.

            (i) NONQUALIFIED OPTIONS. The exercise price per share for the shares subject to a Nonqualified Stock Option will be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the Date of Grant.

            (ii) INCENTIVE OPTIONS. The exercise price per share for the shares subject to an Incentive Stock Option will be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the Date of Grant. However, the exercise price per share for shares subject to an Incentive Stock Option granted to an individual who on the Date of Grant owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or of a Parent Corporation or a Subsidiary Corporation) will not be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the Date of Grant.

      (b) TERM OF OPTIONS. Notwithstanding any other provisions of the Plan or any Option agreement, no Option will be exercisable after the expiration of ten (10) years from the Date of Grant. Furthermore, no Incentive Stock Option granted to an individual who on the Date of Grant owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or of a Parent Corporation or a Subsidiary Corporation) will be exercisable after the expiration of five (5) years from the Date of Grant.

      (c) MAXIMUM VALUE OF OPTIONS WHICH ARE INCENTIVE OPTIONS. To the extent that the aggregate Fair Market Value of the Common Stock with respect to which Incentive Stock Options granted to any person are exercisable for the first time during any calendar year (under all stock option plans of the Corporation, a Parent Corporation and any Subsidiary Corporation) exceeds $100,000, the options are not Incentive Stock Options. For purposes of this paragraph, the Fair Market Value of the Common Stock will be determined as of the time the Incentive Stock Option with respect to the Common Stock is granted. This paragraph will be applied by taking Incentive Stock Options into account in the order in which they are granted.

      (d) VESTING OF OPTIONS AND TERMINATION OF EMPLOYMENT. An Option will be exercisable only to the extent that it is vested on the date of exercise. Vesting of an Option will cease on the date that an Option holder is no longer an employee of the Corporation or a Parent Corporation or Subsidiary Corporation (the "date of termination"), and the Option will be exercisable only to the extent the

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Option is vested on the date of termination. However, if the Option holder is no longer an employee because of death or Disability, any Option that is not one hundred percent (100%) vested will automatically become one hundred percent (100%) vested on the date of termination. If the Option holder's termination is for reason of death, the right to exercise the Option will expire one (1) year after the date of the holder's death, and until expiration, the holder's heirs, legatees or legal representative may exercise the Option. If the Option holder's termination is for any reason other than death, the right to exercise the Option (to the extent that it is vested) will expire three (3) months after the date of termination. If termination is for a reason other than the holder's death and the Option holder dies after his or her termination but before the right to exercise the Option has expired, the right to exercise the Option shall expire one (1) year after the date of the holder's termination of employment, and until expiration, the holder's heirs, legatees or legal representative may exercise the Option.

   (e) EXERCISE.

      (i) CASH PAYMENT. An Option may be exercised as to all or any number of whole shares of the Common Stock with respect to which the Option is vested. Options may be exercised only by the Option holder's written notice to the Office of the Corporate Secretary (the "exercise notice") and only if the exercise notice is accompanied by payment in cash of the full exercise price for the shares with respect to which the Option is exercised, except as otherwise provided herein.

      (ii) NONCASH PAYMENT. The Joint Compensation Committee may approve payment of the exercise price in the form of: (i) Common Stock of the Corporation other than stock acquired upon exercise of the Option, (ii) a combination of cash and such Common Stock, or (iii) Common Stock acquired upon exercise of the Option, provided that the requirements of Rule 16b-3 promulgated under the Act are met. The value of any Common Stock used to pay the exercise price or any portion thereof will be the Fair Market Value of Common Stock on the date of exercise.

      (iii) BROKER-DEALER PAYMENT. The Joint Compensation Committee may approve payment of the unpaid exercise price by a broker-dealer or by the Option holder with cash advanced by the broker-dealer, if the exercise notice is accompanied by the Option holder's written irrevocable instructions to deliver the Common Stock acquired upon exercise of the Option to the broker-dealer.

      (f) NONTRANSFERABILITY. No Incentive Option granted under the Plan, contingent or otherwise, and no Nonqualified Option granted under this Plan, unless the Outside Directors Committee directs otherwise, will be transferable, assignable or subject to any encumbrance, pledge, or charge of any nature, except by will or the laws of descent and distribution. During the lifetime of an Option holder, an Option will be exercisable only by the Option holder. The executor or administrator of the estate of the Option holder may transfer any rights with respect to such Option to the person or persons or entity (including a trust) entitled thereto under the will of the holder of such Option or under the laws of intestacy.

      (g) STOCK LEGEND. The Corporation may require that certificates evidencing shares of Common Stock purchased upon the exercise of Incentive Stock Options issued under the Plan be endorsed with a legend in substantially the following form:

      The shares evidenced by this certificate may not be sold or transferred prior to _________, 19___, in the absence of a written statement from Riggs National Corporation (the "Corporation") to the effect that the Corporation is aware of the fact of such sale or transfer.

   The blank contained in such legend shall be filled in with the date that is the later of: (i) one year and one day after the date of exercise of such Incentive Stock Option or (ii) two years and one day after the date of grant of such Incentive Stock Option. Upon delivery to the Corporation, at its principal executive office, of a written statement to the effect that such shares have been sold or

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transferred  prior to such date, the  Corporation  does hereby agree to promptly deliver to the transfer agent for such shares a written statement to the effect that the Corporation is aware of the fact of such sale or transfer. The Corporation may also require the inclusion of any additional legend that may be necessary or appropriate.

      (h) CHANGE OF CONTROL. In the event of a Change of Control (as hereinafter defined), all then-outstanding Options will become one hundred percent (100%) vested and exercisable as of the Change of Control. However, if in the opinion of counsel to the Corporation the immediate exercisability of such Options, when taken into consideration with all other "parachute payments" as defined in Section 280G of the Code, would result in an "excess parachute payment" as defined in such section, such Option shall not become immediately exercisable, except and to the extent the Joint Compensation Committee in its discretion shall otherwise determine. For purposes of the Plan, "Change of Control" means the sale of substantially all of the Corporation's assets or the acquisition, whether directly, indirectly, beneficially (within the meaning of Rule 13d-3 of the Act), or of record, of securities of the Corporation representing twenty-five (25%) or more in the aggregate voting power of the Corporation's then-outstanding Common Stock by any "person" (within the meaning of Sections 13(d) and 14(d) of the Act), including any corporation or group of associated persons acting in concert, other than (i) the Corporation or its subsidiaries and/or (ii) any employee pension benefit plan (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974) of the Corporation or its subsidiaries, including a trust established pursuant to any such plan; provided, that a Change of Control will not result from: (A) a transfer of the Corporation's voting securities by a person who is the beneficial owner, directly or indirectly, of twenty-five percent (25%) or more of the voting securities of the Corporation (a "25 Percent Owner") to (i) a member of such 25 Percent Owner's immediate family (within the meaning of Rule 16a-1(e) of the Act) either during such 25 Percent Owner's lifetime or by will or the laws of descent and distribution; (ii) any trust as to which the 25 Percent Owner or a member (or members) of his immediate family (within the meaning of Rule 16a-1(e) of the
   Act) is the beneficiary; (iii) any trust as to which the 25 Percent Owner is the settlor with sole power to revoke; (iv) any entity over which such 25 Percent Owner has the power, directly or indirectly, to direct or cause the direction of the management and policies of the entity, whether through the ownership of voting securities, by contract or otherwise; or (v) any charitable trust, foundation or corporation under Section 501(c)(3) of the Code that is funded by the 25 Percent Owner; or (B) the acquisition of voting securities of the Corporation by either (i) a person who was a 25 Percent Owner on the effective date of the Plan or (ii) a person, trust or other entity described in the foregoing clauses (A)(I)-(v) of this subsection.

7. TERMINATION AND AMENDMENT OF THE PLAN AND OPTIONS.

   The Board may terminate the Plan at any time except with respect to any outstanding Options. The Board may amend the Plan in any manner with respect to future grants of Options and the Outside Directors Committee may amend outstanding Options in any manner consistent with the Plan subject to the following limitations:

      (a) Except as provided in Section 8 of the Plan, no amendment will be effective without the approval of the shareholders of the Corporation if that amendment (i) materially increases the benefits accruing to Insiders under the Plan, (ii) changes the aggregate number of shares which may be issued under this Plan, (iii) materially modifies the requirements as to eligibility of Insiders for participation in the Plan, within the meaning of Rule 16b-3 promulgated under the Act, (iv) changes the class of eligible employees, officers or directors, (v) withdraws administration of the Plan from a committee of Disinterested Persons, or (vi) extends the term of the Plan or the period during which any outstanding Incentive Stock Option may be exercised.

      (b) No amendment will be effective if the amendment changes the manner of determining the exercise price of Incentive Stock Options, makes individuals who are not employees of the Corporation or of any Parent or Subsidiary
   Corporation eligible to be granted Incentive Stock Options, changes the nontransferability of the Options, or alters or impairs any rights or obligations of any outstanding Option, without the written consent of the Option holder.

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

8. CHANGE IN CAPITAL STRUCTURE.

   (a) The existence of outstanding Options shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

   (b) If the Corporation shall effect a subdivision or consolidation of shares or capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving compensation therefore in money, services or property, then (i) the number, class, and per-share price of shares of Common Stock subject to outstanding Options hereunder shall be appropriately adjusted in such a manner as to entitle an optionee to receive upon exercise of an Option, for the same aggregate cash consideration, the same total number and class of shares as he would have received had the optionee exercised his or her Option in full immediately prior to the event requiring the adjustment; and (ii) the number and class of shares then reserved for issuance under the Plan shall be adjusted by substituting for the total number and class of shares of Common Stock then reserved that number and class of shares of Common Stock that would have been received by the owner of an equal number of outstanding shares of each class of Common Stock as the result of the event requiring the adjustment.

   (c) After a merger of one or more corporations into the Corporation or after a consolidation of the Corporation and one or more corporations in which the Corporation shall be the surviving corporation, each holder of an outstanding Option shall, at no additional cost, be entitled upon exercise of such Option to receive (subject to any required action by stockholders) in lieu of the number and class of shares as to which such Option shall then be so exercisable, the number of and class of shares of stock or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of the number and class of shares of Common Stock equal to the number and class of shares as to which such Option shall be so exercised.

   (d) If the Corporation is merged into or consolidated with another corporation under circumstances where the Corporation is not the surviving corporation, or if the Corporation is liquidated, or sells or otherwise disposes of substantially all its assets to another corporation while unexercised Options remain outstanding under the Plan, unless provisions are made in connection with such transaction for the continuance of the Plan and/or the assumption or substitution of such Options with new options covering the stock of the successor corporation, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, then all outstanding Options shall be canceled as of the effective date of any such merger, consolidation or sale provided that (i) notice of such cancellation shall be given to each holder of an Option and (ii) each holder of an Option shall have the right to exercise such Option in full (without regard to any vesting or other limitations on exercise imposed on such Option) during the 30-day period preceding the effective date of such merger, consolidation, liquidation, or sale (the "corporate event"). Notwithstanding the preceding provisions, if no provisions are made for the continuance, assumption or substitution of Options and if exercise of any then-outstanding Options during the 30-day period preceding the effective date of such corporate event would not be in conformity with all applicable federal securities laws, or if in the opinion of counsel to the Corporation the immediate exercisability of such Options, when taken into consideration with all other "parachute payments" as defined in Section 280G of the Code, would result in an "excess parachute payment" as defined in such section, such Option shall not become immediately exercisable and shall be canceled as of the effective date of the corporate event, except and to the extent the Joint Compensation Committee in its discretion shall otherwise determine.

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

      (e) Except as hereinbefore expressly provided, the issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock by any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of shares of Common Stock then subject to outstanding Options.

      (f) Adjustment under the preceding provisions of this section will be made by the Joint Compensation Committee, whose determination as to what adjustment will be made and the extent thereof will be final, binding, and conclusive. No fractional interest will be issued under the Plan on account of any such adjustment. No adjustment will be made in a manner that causes an Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option under the Code.

9. HOLDING PERIOD.

   Notwithstanding anything to the contrary in the Plan, Common Stock acquired through exercise of an Option granted to an Insider may not be disposed of by an Insider during the six-month period beginning on the Date of Grant.

10. GENERAL PROVISIONS.

   (a) The Corporation shall not be required to sell or issue any shares under any Option if the issuance of such shares shall constitute a violation by the Option holder or the Corporation of any provision of any law, statute, or regulation of any stock exchange upon which the Common Stock may be listed or any governmental authority whether it be Federal or State. Unless a registration statement is in effect under the Securities Act of 1933, as amended (the "Act") with respect to the shares of Common Stock covered by an Option, the Corporation shall not be required to issue shares upon exercise of any Option (i) unless the Joint Compensation Committee has received evidence satisfactory to it to the effect that the holder of such Option is acquiring such shares for investment and not with a view to the distribution thereof or (ii) unless an opinion of counsel to the Corporation has been received by the Corporation, in a form and substance that is deemed acceptable by the Joint Compensation Committee, to the effect that a registration statement is not required. Any determination in this connection by the Joint Compensation Committee shall be final, binding and conclusive. In the event the shares issuable on exercise of an Option are not registered under the Act, the Corporation may imprint the following legend or any other legend that counsel for the Corporation considers necessary or advisable to comply with the Act:

      "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any State and may not be sold or transferred except pursuant to an effective registration statement or upon receipt by the Corporation of any opinion of counsel, in form and substance satisfactory to the Corporation, that registration is not required for such sale or transfer."

      The Corporation may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Act and, in the event any shares are so registered, the Corporation may remove any legend on certificates representing such shares. The Corporation shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

      (b) No Option holder and no beneficiary or other person claiming under or through an Option holder will have any right, title or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Option except as to such shares of Common Stock, if any, that have been issued or transferred to such Option holder or beneficiary.

      (c) The Plan and all determinations made and actions taken pursuant thereto will be governed by the laws of the State of Delaware and construed in accordance therewith.

      (d) The Plan is intended to comply in all respects with Rule 16b-3 promulgated under the Act (the "exemption"). If the Plan is found not to qualify for the exemption, any disqualifying Plan provision will be deemed replaced by a provision that most nearly accomplishes the intent of the Board at the time the Plan was adopted and that results in the Plan's qualification for the exemption. If the Board's intent cannot be accomplished through a substitute provision that results in the Plan's qualification for the exemption, the Plan will continue in full force and effect in the form adopted by the Board notwithstanding the Plan's failure to qualify for the exemption.

      (e) Options may be granted under this Plan from time to time in substitution for stock options held by employees of other corporations who become employees of the Corporation or a Subsidiary Corporation as a result of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the employing corporation. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Joint Compensation Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted, but with respect to stock options that are Incentive Stock Options, no such variation shall be such as to affect the status of any such substitute option as an "incentive stock option" under
   Section 422 of the Code.

11. TAXES.

      (a) WITHHOLDING.

         (i) CASH PAYMENT. The Corporation may make such provisions as it deems appropriate to withhold any taxes the Corporation determines it is required to withhold in connection with any Option or require the Option holder to pay the amount of the withholding taxes in cash to the Corporation as a condition precedent to the issuance of shares pursuant to the exercise of an Option.

         (ii) BROKER-DEALER PAYMENT. If the exercise price of an Option is paid by a broker-dealer, as provided herein, payment of withholding taxes in connection with the exercise of the Option, up to an amount calculated by assuming the maximum federal, state, and local marginal tax rates, may be made by the broker-dealer.

      (b) TAX QUALIFICATION. Incentive Stock Options granted under the Plan are intended to qualify as Incentive Stock Options within the meaning of Section 422 of the Code, and the terms of the Plan and Options granted hereunder shall be so construed. Notwithstanding the foregoing, nothing in the Plan shall be interpreted as a representation, guarantee or other undertaking on the part of the Corporation that any Options are, or will be, determined to qualify as incentive stock options within the meaning of the Code.

12. INDEMNIFICATION OF BOARD AND COMMITTEES.

   The members of the Board of Directors, the Joint Compensation Committee and the Outside Directors Committee will be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or Option agreements, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it is adjudged in such action, suit or proceeding, that the member is liable for negligence or misconduct in the performance of the member's duties; provided that within sixty
(60) days after institution of any such action, suit or proceeding a member will in writing offer the Corporation the opportunity, at its own expense, to defend the same. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Board of Directors, the Joint Compensation Committee and the Outside Directors Committee and shall be in addition to any and all other rights of indemnification to which such members may be entitled as a matter of law, contract, or otherwise.

13. LIMITATION OF RIGHTS.

      Neither the adoption and maintenance of the Plan nor the grant of Options will:

      (a) limit the right of the Corporation, Parent Corporation or Subsidiary Corporation to discharge or discipline any employee, or otherwise terminate or modify the terms of any employment agreement, or

      (b) confer upon any Option holder any contract or other right or interest other than as specifically provided in the Plan and the Option agreement.

14. EFFECTIVE DATE OF THE PLAN, DURATION OF THE PLAN.

      (a) The Plan became effective as of March 26, 1996, upon adoption by the Board, subject to approval by the holders of a majority of the shares of Common Stock which are represented in person or by proxy and entitled to vote on the subject at the 1996 Annual Meeting of the Shareholders of the Corporation.

      (b) Unless previously terminated, the Plan will terminate ten (10) years after the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the shareholders, except that Options that are granted under the Plan before its termination will continue to be administered under the terms of the Plan until the Options terminate or are exercised.